Exhibit 21

Execution Version

CONSENT AND SIXTH AMENDMENT TO

SENIOR SECURED TERM LOAN CREDIT AGREEMENT

This CONSENT AND SIXTH AMENDMENT TO SENIOR SECURED TERM LOAN CREDIT AGREEMENT, dated as of February 28, 2022 (this “Sixth Amendment”), is made by and among U.S. Well Services, LLC, a Delaware limited liability company (the “Borrower”), U.S. Well Services, Inc., a Delaware corporation (the “Parent”), USWS Fleet 10, LLC, a Delaware limited liability company (“USWS Fleet 10”), USWS Fleet 11, LLC, a Delaware limited liability company (“USWS Fleet 11”, together with USWS Fleet 10, the “Subsidiary Guarantors”), USWS Holdings LLC, a Delaware limited liability company (the “Holdings”, together with the Parent, the Borrower and the Subsidiary Guarantors, the “Loan Parties” and each a “Loan Party”), CLMG Corp., as Administrative Agent (the “Administrative Agent”), CLMG Corp., as Term Loan Collateral Agent (the “Collateral Agent”, and together with the Administrative Agent, the “Agents”), and the Lenders (defined below) and is made with reference to the Credit Agreement (as defined below), and certain other financial institutions party thereto from time to time. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.

RECITALS:

WHEREAS, reference is made to the Senior Secured Term Loan Credit Agreement, dated as of May 7, 2019, among the Parent, Holdings, the Borrower, the Subsidiary Guarantors, the lenders party thereto (the “Lenders”), CLMG CORP., as Administrative Agent and Term Loan Collateral Agent (as amended by the First Technical Supplemental Amendment thereto dated June 14, 2019, the Second Amendment thereto dated April 1, 2020, the Third Amendment thereto dated July 30, 2020, the Fourth Amendment thereto dated November 12, 2020, and the Consent and Fifth Amendment thereto dated June 24, 2021, and as may be further amended, supplemented, amended and restated or otherwise modified from time to time prior to the Sixth Amendment Effective Date, the “Original Credit Agreement”);

WHEREAS, pursuant to this Sixth Amendment, the Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Sixth Amendment, to amend the Original Credit Agreement on the Sixth Amendment Effective Date, as specified in Section 1 below;

WHEREAS, pursuant to Section 9.01 of the Credit Agreement, certain amendments and consents set forth in this Sixth Amendment may be entered into only with the consent of each lender under the Original Credit Agreement; and

WHEREAS, prior to the Sixth Amendment Effective Date, the Borrower requested that the Term Loan C Lenders (as defined in the Credit Agreement) make last-out term loans pursuant to a Term Loan C Facility in an aggregate principal amount of $10,000,000, which amount may be increased by the lenders providing such Term Loan C Facility (collectively, the “Term Loan C Lenders”) in an amount not to exceed $25,000,000, for a total aggregate principal amount of up to $35,000,000, subject to the terms and conditions set forth in the Credit Agreement, that certain Agreement Among Lenders dated as of the Sixth Amendment Effective Date among each of the Loan Parties, each of the lenders under the Original Credit Agreement, each of the Term Loan C Lenders and the Administrative Agent (the “Agreement Among Lenders”) and each of the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

agreement:

SECTION 1. Amendments to Credit Agreement.

Pursuant to Section 9.01 of the Credit Agreement, each of the Lenders, the Administrative Agent, and each of the Loan Parties consents to the amendment of the Original Credit Agreement made as of the Sixth Amendment Effective Date to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto (the Original Credit Agreement as so amended, the “Credit Agreement”).

SECTION 2. CONSENT.

As of the Sixth Amendment Effective Date, and subject to the conditions set out in this Sixth Amendment, the Credit Agreement and the Agreement Among Lenders, each of the Agents and Lenders hereby consents to the incurrence of the Term C Loans by the Borrower in a total aggregate principal amount of up to $35,000,000, plus all increases to the outstanding principal amount of Term C Loans in the aggregate for interest, fees, or other amounts which are payable-in-kind, subject to the terms and conditions contained in the Credit Agreement, the Agreement Among Lenders and each of the other Loan Documents.

SECTION 3. JOINDER.

Each Term Loan C Lender hereby joins, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound, in each case to the same extent as if such Term Loan C Lender were an original signatory to the Credit Agreement. Each Term Loan C Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.

SECTION 4. Conditions to Effectiveness.

This Sixth Amendment shall become effective on and as of the first date (the “Sixth Amendment Effective Date”) on which the Administrative Agent determines in its sole and absolute discretion that the following conditions precedent have been satisfied:

(a)       the Administrative Agent shall have received on or before the Sixth Amendment Effective Date, duly executed copies of this Sixth Amendment by each party hereto (which may include a copy transmitted by PDF or other electronic method);

(b)       the Administrative Agent shall have received on or before the Sixth Amendment Effective Date, duly executed copies of the Agreement Among Lenders, by each party thereto (which may include a copy transmitted by PDF or other electronic method);

(c)       the Administrative Agent and the Term Loan C Lenders shall have received on or before the Sixth Amendment Effective Date, duly executed copies of the Term Loan C Side Letter, by each party thereto (which may include a copy transmitted by PDF or other electronic method);

(d)       the Administrative Agent shall have received on or before the Sixth Amendment Effective Date, the Notes, duly executed and delivered by the Borrower and payable to the order of the Lenders;

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

(e)       certified copies of the resolutions of the board of directors of the Parent and authorizations of the sole member or general partner, as applicable, of each other Loan Party, approving the Sixth Amendment and the transactions contemplated thereby, and of all documents evidencing other necessary organizational action and governmental and other third party approvals and consents, if any, with respect to the Sixth Amendment to which it is or is to be a party and the transactions contemplated thereby;

(f)       in the case of the Parent, a certificate of the Parent, executed by an officer or a director of the Parent, in the case of each other Loan Party, a certificate of the sole member, general partner or other governing Person(s), as applicable, of such Loan Party, Parent or Holdings, executed by an officer or a director of such sole member, general partner or other governing Person(s), in each case, certifying the name and true signature of the authorized Person or representative of such Loan Party, Parent or Holdings, as applicable, authorized to sign the Sixth Amendment and the other documents to be delivered hereunder;

(g)       a certificate in substantially the form of Exhibit E of the Credit Agreement, attesting to the Solvency of the Parent and its Subsidiaries on a Consolidated basis after giving effect to the Sixth Amendment and the transactions contemplated thereby, from its chief financial officer;

(h)       a certificate of the Parent and each other Loan Party signed on behalf of such Person by a Responsible Officer, dated the Sixth Amendment Effective Date (the statements made in which certificate shall be true on and as of the Sixth Amendment Effective Date), certifying as to the absence of any amendments to the certificate of formation or other constituent documentation, as the case may be, of such Person since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(ix) of the Credit Agreement;

(i)       immediately prior to and after giving effect to this Sixth Amendment, all representations and warranties of each Loan Party contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date of this Sixth Amendment and the Sixth Amendment Effective Date as if made on and as of such date (or if stated to have been made at an earlier date, were true and correct in all material respects as of such earlier date) (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects);

(j)       after giving effect to this Sixth Amendment, no Default or Event of Default has occurred and is continuing;

(k)       the Administrative Agent and the Lenders (including, for the avoidance of doubt, the Term Loan C Lenders) shall have been paid or reimbursed by the Borrower for all costs and expenses associated with the preparation, negotiation and execution of this Sixth Amendment and the other instruments and documents to be delivered hereunder and in connection with the transactions contemplated hereby (including, the reasonable, documented and out-of-pocket accrued and unpaid fees and expenses of counsel thereto to the extent invoiced at least one (1) Business Day prior to the Sixth Amendment Effective Date);

(l)       the Borrower shall have made in full (and the Administrative Agent shall have received) all payments (including all Scheduled Amortization Payments (as defined in the Original Credit Agreement), interest, fees, costs and expenses) due under the Loan Documents prior to the Sixth Amendment Effective Date (without giving effect to any amendments to the Original Credit Agreement made as of the Sixth Amendment Effective Date);

(m)       except for any Governmental Authorizations required in connection with the Lenders’ exercise of remedies under the Loan Documents, all Governmental Authorizations and third party consents and approvals necessary in connection with the Loan Documents and the transactions

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto contemplated thereby shall have been obtained and shall be or remain in effect as of the Sixth Amendment Effective Date;

(n)       there shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened in writing before any Governmental Authority that (i) other than as set forth on Schedule IV of the Credit Agreement, could reasonably be expected to have a Material Adverse Effect or materially impair or interfere with the operations of any Loan Party or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby;

(o)       the Administrative Agent shall have received copies of Uniform Commercial Code financing statement, fixture, judgment, litigation and bankruptcy search reports that relate to or pertain to the Loan Parties, the result if which shall be satisfactory to the Administrative Agent;

(p)       the Term Loan C Lenders shall have received a duly executed copy of that certain Warrant Agreement, dated as of the date hereof (the “Warrant Agreement”), in a form and substance reasonably satisfactory to such applicable Term Loan C Lender, pursuant to which the following Warrants (as defined in the Warrant Agreement) will be issued: (a) 6,648,720 Warrants to Crestview III USWS, L.P. and (b) 328,024 Warrants to Crestview III USWS TE, LLC;

(q)       the Lenders shall have received a duly executed copy of that certain Registration Rights Agreement, dated as of the date hereof, in a form and substance reasonably satisfactory to the Lenders, relating to the Registrable Securities (as defined therein);

(r)       the executive loan committee of each lender under the Original Credit Agreement shall have, in its sole and absolute discretion, approved the execution and delivery of the Sixth Amendment, as well as the transactions contemplated by the Sixth Amendment; and

(s)       the Administrative Agent shall have received such other statements, certificates, documents, approvals and legal opinions as it shall reasonably request.

SECTION 5. REPRESENTATION AND WARRANTY.

Each Loan Party hereby represents and warrants to the Administrative Agent, Collateral Agent, and Lenders party hereto that (i) after giving effect to this Sixth Amendment all representations and warranties of each Loan Party contained in Article IV of the Credit Agreement are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects) on and as of the date of this Sixth Amendment as if made on and as of the date of this Sixth Amendment (or if stated to have been made at an earlier date, were true and correct in all material respects as of such earlier date); and (iii) as of the Sixth Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

SECTION 6. Effect on and ratification of LOAN Documents.

(a)	Ratification of Transaction Documents. The Credit Agreement, Loan Documents and all related ancillary and collateral documentation shall remain in full force and effect and are hereby ratified, reaffirmed, and confirmed. In addition, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Loan Documents, and all rights of the Lenders and the Administrative Agent, shall remain in full force and effect, and all of the Obligation remains in full force and effect. Each of the

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

Borrower and the other Loan Parties hereby confirms that no such party has any right of setoff, recoupment or other offset with respect to any of the Obligation.

(b)	Ratification of Term Loan Collateral Documents. Each of the Loan Parties party to the Term Loan Collateral Documents and the other Loan Documents (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Term Loan Collateral Documents and the other Loan Documents to which it is a party are reaffirmed, and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Administrative Agent and/or Collateral Agent for the benefit of the Secured Parties and (y) the guaranties made by it pursuant to the Loan Documents and such Liens and guaranties are, and shall remain in full force and effect on and after the Sixth Amendment Effective Date, and (iii) acknowledges and agrees that the grants of security interests and Liens by and the guaranties of the Loan Parties contained in the Term Loan Collateral Documents are, and shall remain, in full force and effect on and after the Sixth Amendment Effective Date.

(c)	No Other Amendment or Waiver. Except as specifically set forth herein, the execution, delivery and performance of this Sixth Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under the Loan Documents. The waivers contained herein are each limited to the specific provisions and circumstances described and shall not be deemed to prejudice any rights not specifically addressed herein which any Agent or any Lender may now have or may have in the future under any Loan Document.

(d)	Loan Documents. Each of this Sixth Amendment and the Agreement Among Lenders shall be a Loan Document under the Credit Agreement.

SECTION 7. RELEASE.

AS A MATERIAL INDUCEMENT TO THE LENDERS, THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS SIXTH AMENDMENT, THE BORROWER AND EACH BORROWER-AFFILIATED SIGNATORY TO THIS SIXTH AMENDMENT, ON BEHALF OF ITSELF AND ITS OWNERS, SUCCESSORS, ASSIGNS, AFFILIATES AND LEGAL REPRESENTATIVES WHETHER OR NOT A PARTY HERETO (THE BORROWER, EACH SUCH BORROWER-AFFILIATED SIGNATORY TO THIS SIXTH AMENDMENT, SUCH OWNERS, SUCCESSORS, ASSIGNS, AFFILIATES AND LEGAL REPRESENTATIVES BEING REFERRED TO HEREIN COLLECTIVELY AND INDIVIDUALLY, AS “OBLIGORS, ET AL.”), AUTOMATICALLY, AND WITHOUT FURTHER ACTION BY ANY PERSON, HEREBY FULLY, FINALLY AND COMPLETELY RELEASE AND FOREVER DISCHARGE EACH LENDER, COLLATERAL AGENT AND ADMINISTRATIVE AGENT, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, “LENDER, ET AL.”) OF AND FROM ANY AND ALL CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER RELATING TO THE FACILITIES AND/OR THE LOAN DOCUMENTS, AND WAIVE AND RELEASE ANY DEFENSE, RIGHT OF COUNTERCLAIM, RIGHT OF SET-OFF OR DEDUCTION TO THE

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

PAYMENT OF THE OBLIGATIONS WHICH OBLIGORS, ET AL. NOW HAVE OR MAY CLAIM TO HAVE AGAINST ANY LENDER, ET AL., IN EACH CASE ARISING OUT OF, CONNECTED WITH OR RELATING TO ANY AND ALL ACTS, OMISSIONS OR EVENTS OCCURRING PRIOR TO OR IN CONNECTION WITH THE EXECUTION OF THIS SIXTH AMENDMENT.

SECTION 8. INDEMNIFICATION.

WITHOUT LIMITING ANY OF THE AGENT’S OR LENDERS’ RIGHTS, OR THE LOAN PARTIES’ OBLIGATIONS, UNDER SECTION 9.04 OF THE CREDIT AGREEMENT (WHICH THE BORROWER AND THE OTHER LOAN PARTIES HEREBY RATIFY, REITERATE AND RECONFIRM), THE LOAN PARTIES HEREBY AGREE TO INDEMNIFY, DEFEND AND SAVE AND HOLD HARMLESS EACH AGENT, EACH LENDER, EACH OF THEIR AFFILIATES AND THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, TRUSTEES, AGENTS AND ADVISORS OF EACH OF THE FOREGOING (EACH, AN “INDEMNIFIED PARTY”) FROM AND AGAINST, AND SHALL PAY ON DEMAND, ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF COUNSEL) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF A DEFENSE IN CONNECTION THEREWITH) THIS SIXTH AMENDMENT, AND/ OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 9. Limitation on liability.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS SIXTH AMENDMENT OR THE OTHER LOAN DOCUMENTS: (A) NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL BE LIABLE TO ANY PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THEIR RESPECTIVE ACTIVITIES RELATED TO THIS SIXTH AMENDMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, THE LOANS, OR OTHERWISE IN CONNECTION WITH THE FOREGOING; (B) WITHOUT LIMITING THE FOREGOING, NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS SIXTH AMENDMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY; (C) NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY TO THE LOAN PARTIES, FOR DAMAGES OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS SIXTH AMENDMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY UNTIL THE EFFECTIVE DATE HAS OCCURRED; AND (D) IN NO EVENT SHALL LENDERS’ LIABILITY TO THE LOAN PARTIES EXCEED ACTUAL DIRECT DAMAGES INCURRED BY THE LOAN PARTIES OF UP TO $10,000,000 IN THE AGGREGATE.

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

SECTION 10. Governing Law.

THIS SIXTH AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SIXTH AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS SIXTH AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS SIXTH AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 12. Counterparts.

This Sixth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart to this Sixth Amendment by electronic transmission in “.pdf” format shall be as effective as delivery of a manually signed original.

SECTION 13. MISCELLANEOUS.

This Sixth Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Capitalized terms defined herein in the preliminary statements and/or recitals shall be incorporated as if set out in full in the operative provisions hereunder. Section 1.04 of the Credit Agreement is hereby incorporated herein as if set out in full hereunder, mutatis mutandis.

[Signature Pages Follow]

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

U.S. Well Services, LLC, as Borrower

By:	/s/ Kyle O’Neill
Name: Kyle O’Neill
Title: Chief Financial Officer

U.S. Well Services, Inc., as Parent

By:	/s/ Kyle O’Neill
Name: Kyle O’Neill
Title: Chief Financial Officer

USWS Holdings LLC, as Holdings

By:	/s/ Kyle O’Neill
Name: Kyle O’Neill
Title: Chief Financial Officer

USWS Fleet 10, LLC, as Subsidiary Guarantor

By:	/s/ Kyle O’Neill
Name: Kyle O’Neill
Title: Chief Financial Officer

USWS Fleet 11, LLC, as Subsidiary Guarantor

By:	/s/ Kyle O’Neill
Name: Kyle O’Neill
Title: Chief Financial Officer

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

CLMG Corp., as Administrative Agent

By:	/s/ James Erwin
Name: James Erwin
Title: President

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

CLMG Corp., as Collateral Agent

By:	/s/ James Erwin
Name: James Erwin
Title: President

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

Acknowledged and agreed as of the day and year first written above:

LNV Corporation, as Lender

By:	/s/ Damien Reynolds
Name: Damien Reynolds
Title: Authorized Signatory

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

Acknowledged and agreed as of the day and year first written above:

LPP Mortgage, Inc., as Lender

By:	/s/ Damien Reynolds
Name: Damien Reynolds
Title: Authorized Signatory

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

Acknowledged and agreed as of the day and year first written above:

Crestview III USWS Holdings 2, L.P., as Lender

By: Crestview III USWS GP 2, LLC, its general partner

By:	/s/ Evelyn Pellicone
Name: Evelyn Pellicone
Title: Chief Financial Officer

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto

EXHIBIT A

CREDIT AGREEMENT (amendments to the Original Credit Agreement made pursuant to the Sixth Amendment on the Sixth Amendment Effective Date only)

Consent and Sixth Amendment dated February 28, 2022 by and among U.S. Well Services, LLC, U.S. Well Services, Inc., USWS Fleet 10, LLC, USWS Fleet 11, LLC and USWS Holdings LLC and CLMG Corp., as Administrative Agent and Term Loan Collateral Agent and the Lenders party hereto